UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

DropCar, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.
1412 Broadway, Suite 2105
New York, New York 10018
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 5, 2020, DropCar, Inc. (the “Company”) entered into separate Exchange Agreements (the “Exchange Agreements”) with the holders of existing Series H-5 Convertible Preferred Stock (the “Series H-5 Shares”), par value $0.0001 per share, to exchange an equivalent number of shares of the Company’s Series H-6 Convertible Preferred Stock (the “Series H-6 Shares”), par value $0.0001 per share (the “Exchange”). The Exchange closed on February 5, 2020.

On February 5, 2020, the Company filed the Certificate of Designations, Preferences and Rights of the Series H-6 Shares (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing and designating the rights, powers and preferences of the Series H-6 Shares. The Company designated up to 50,000 shares of Series H-6 Shares and each share has a stated value of $72.00 (the “Stated Value”). Each Series H-6 Share is convertible at any time at the option of the holder thereof, into a number of shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) determined by dividing the Stated Value by the initial conversion price of $0.72 per share, subject to a 9.99% blocker provision. The Series H-6 Shares have the same dividend rights as the Common Stock, except as provided for in the Certificate of Designation or as otherwise required by law. The Series H-6 shares also have the same voting rights as the Common Stock, except that in no event shall a holder of Series H-6 Shares be permitted to exercise a greater number of votes than such holder would have been entitled to cast if the Series H-6 Shares had immediately been converted into shares of Common Stock at a conversion price equal to $0.78 (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events). In addition, a holder (together with its affiliates) may not be permitted to vote Series H-6 Shares held by such holder to the extent that such holder would beneficially own more than 9.99% of the Company’s Common Stock. In the event of any liquidation or dissolution of the Company, the Series H-6 Stock ranks senior to the Common Stock in the distribution of assets, to the extent legally available for distribution.

The Series H-5 Shares were originally issued pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of December 6, 2019, by and among the Company and certain institutional and accredited investors, pursuant to which the Company issued to such investors an aggregate of 34,722 shares of the Company’s Series H-5 Shares, and warrants to purchase 3,472,200 shares of Common Stock, with an exercise price of $0.792 per share, subject to adjustments (the “Warrants”). The purchase price of each Series H-5 Share was $72.00, equal to (i) the closing price of the Common Stock on the Nasdaq Capital Market on December 5, 2019, plus $0.125 multiplied by (ii) 100. The aggregate purchase price for the Series H-5 Shares and Warrants was approximately $2.5 million.

The Exchange was conducted pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act.

A copy of the Certificate of Designation and the form of Exchange Agreement are filed as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the form of Certificate of Designation and the form of Exchange Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of the Series H-6 Preferred Stock of DropCar, Inc.
10.1	Form of Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: February 5, 2020	By:	/s/ Spencer Richardson
		Name:	Spencer Richardson
		Title:	Chief Executive Officer